EXHIBIT 10.1
AMENDED AND RESTATED
ACCO BRANDS CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
EFFECTIVE JANUARY 1, 2008
     1. Purpose. This Deferred Compensation Plan for Non-Employee Directors (the “Plan” ) was established effective January 1, 2006 by ACCO Brands Corporation (the “Company”) to enable the non-employee members of the Board of Directors of the Company (sometimes referred to as “Directors” ) to have flexibility with respect to the receipt of income earned for acting as Directors. The Plan allows non-employee Directors to receive incentive compensation based on the appreciation of the common stock of the Company (“Stock” ) and on the dividends declared on such Stock or based on a fixed income account. The Phantom Stock portion of the Plan will also promote a closer identity of interests between such Directors and the shareholders of the Company. The Plan also allows non-employee Directors to elect to defer receipt of payment of restricted stock unit awards granted under the Company’s 2005 Incentive Plan (formerly, the 2005 Long-Term Incentive Plan), as most recently amended, restated and approved by shareholders on May 25, 2006, (and any successor or replacement plan thereto) (“LTIP”).
     2. Definitions. The following definitions are applicable to the Plan:
          (a) “Account” or “Accounts” means one or both of the Phantom Fixed Income Account and the Phantom Stock Unit Account, as the context provides.
          (b) “Annual Retainer” means the cash portion of the annual fee and any committee fees payable to a Participant as compensation for serving on the Board.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Change of Control” has the meaning set forth on Attachment A hereto.
          (e) “Code” means the Internal Revenue Code of 1986, as amended.
          (f) “Company” means ACCO Brands Corporation and any successor corporation or corporations with or into which ACCO Brands Corporation may be consolidated or merged.
          (g) “Dividend Equivalent” means, with respect to Phantom Stock Units credited to a particular Participant, a dollar amount equal to the cash dividend which the Participant would have been entitled to receive if the Participant had been the owner, on the record date for a dividend paid on the Stock, of a number of shares of

Stock equal to the number of Phantom Stock Units then properly credited to the Phantom Stock Unit Account of the Participant. “Dividend Equivalents” shall also mean those Dividend Equivalents credited to any RSU hereunder to the extent so provided under the applicable RSU award.
          (h) “Effective Date” has the meaning set forth in Section 28.
          (i) “LTIP” has the meaning set forth in Section 1.
          (j) “Participant” means any current member of the Board who is not an employee of the Company or any subsidiary of the Company, or any such former member of the Board who has not received a complete distribution of his/her Accounts and of all of his RSU awards deferred under the Plan and who, while a member of the Board, elected to participate in the Plan.
          (k) “Phantom Fixed Income Account” means the hypothetical account established and maintained by the Company for each Participant who elects to defer receipt of his/her Annual Retainer and treat it as if invested in the stable value fixed income fund identified in Section 8.
          (l) “Phantom Stock Unit” means a unit corresponding to the value of, and the dividend rights associated with, a single share of Stock, credited to a Participant’s Phantom Stock Unit Account in connection with a deferral election of an amount of the Participant’s Annual Retainer pursuant to Section 4 or a reallocation of previous deferrals under Section 6 of the Plan to his/her Phantom Stock Unit Account.
          (m) “Phantom Stock Unit Account” means, with respect to each Participant, an account established and maintained by the Company for the purpose of recording the number of Phantom Stock Units with respect to which that Participant has rights under the Plan.
          (n) “RSU” means a restricted stock unit award granted to a non-employee member of the Board pursuant to the LTIP.
          (o) “Stock” has the meaning set forth in Section 1.
          (p) “Value per Phantom Stock Unit” as of a given date means the closing price per share at which the Stock trades on the New York Stock Exchange on that date or, if there is no trading in the Stock on that date, on the most recent preceding date on which such trading occurred.
     3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Nominating and Corporate Governance Committee of the Board (“Committee” ). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (a) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (b) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any payment made hereunder; and (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.
     4. Annual Election to Defer Compensation. Effective for deferrals hereunder for service as a non-employee Director commencing January 1, 2008 and all periods thereafter:
          (a) Any Participant may, by written notice to the Company, elect, in lieu of receipt of an amount of the Annual Retainer that otherwise would be payable to the Participant, to defer the receipt of all or a portion of such amount and to receive any one or both of credits of Phantom Stock Units and credits to his/her Phantom Fixed Income Account on the aggregate amount of such deferral.
          (b) Any Participant may, by written notice to the Company (including pursuant to the Participant’s RSU award agreement with the Company), elect to defer receipt of payment of all or a portion of an award of RSUs, that otherwise would become vested and payable in accordance with the terms of such award under the LTIP.
          (c) A notice of election under this Section 4 shall be valid only if such election:
          (i) is in writing, signed by the Participant;
          (ii) designates the fiscal year of the Company to which it relates;
          (iii) designates (A) the amount of deferral of the Annual Retainer that is payable during such fiscal year and the allocation of such deferral among his/her Accounts or (B) the number of RSUs to be deferred pursuant to an award that may be made during such fiscal year, or (3) both (A) and (B), as the case may be;
          (iv) affirms that such amount shall be payable upon the earlier of (1) the date of the Participant’s cessation as a member of the Board or (2) the date of a Change of Control; and
          (v) is filed with the Company:
          (1) on or before December 31 of the fiscal year preceding the fiscal year of the Company in which such Annual Retainer (or installment thereof) is payable or such RSU is awarded (other than as set forth in subparagraph (3), below) or, in either such case, if earlier, in which such Board service is rendered;
          (2) in the case of a new member of the Board, is filed with the Company by the new member within thirty (30) days after becoming a member of the Board, to be effective for the then current fiscal year of the Company, but only with respect to compensation earned, or RSUs awarded, through the performance of services after the filing of the notice of election; or
          (3) for RSU awards which the Board requires, as a condition of receipt of such award, the mandatory deferral of payment of such award (as shall be set forth in such RSU award agreement), such election shall be deemed filed with the Company on the date of such RSU award agreement or in which the Participant otherwise obtains a legally binding right to receipt of amounts thereunder, which election shall immediately become irrevocable.
Any such notice of election under this Section 4 shall become irrevocable, for the fiscal year for which it is given, on the last date on which it is required to be given under subparagraph (v), and the Participant may modify the election at any time prior to the date on which it becomes irrevocable.
          (d) Any election made by a Participant with respect to his/her Annual Retainer or, with respect to his RSU awards, as the case may be, shall remain in effect until modified or revoked by the Participant in accordance with the foregoing provisions of this Section 4.
     5. Crediting of Deferred Amounts.
          (a) Deferrals of the installment of the Annual Retainer elected pursuant to Section 4, above, shall be credited to and between the Phantom Stock Unit Account and the Phantom Fixed Income Account, in the amounts allocated by the electing Participant, as of the first day of the calendar quarter in which such installment of the Annual Retainer otherwise would have been payable but for such election.
          (b) The number of Phantom Stock Units so credited shall be determined by dividing (i) the allocable dollar amount of the deferral for which Phantom Stock Units are elected by (ii) the Value per Phantom Stock Unit on that date.
          (c) Additions to the Phantom Fixed Income Account shall be credited in the dollar amount elected and so allocated.
     6. Reallocation of Accounts. As of each January 1 and July 1, a Participant may elect to transfer all or any part of his/her Phantom Stock Unit Account or Phantom Fixed Income Account to and between the other such Account. Any such election shall be valid only if it is in writing, signed by the Participant and filed with the Company at least ten (10) days prior to the applicable January 1 or July 1. Each of the Participant’s Accounts shall be revalued as of the date preceding the effective date of such transfer, taking into account all Dividend Equivalents (under Section 7) and all deemed interest credited to the Phantom Fixed Income Account (under Section 8) through such preceding valuation date.

     7. Phantom Stock/RSU Dividend Equivalents. If, as of the record date for a cash dividend on Stock, Phantom Stock Units or RSUs have been (or should have been) properly credited to the Phantom Stock Unit Account or as RSUs of a Participant, the Company shall credit to the Phantom Fixed Income Account of that Participant, or the RSUs of that Participant to the extent so provided under the Participant’s RSU award, as of that record date, a Dividend Equivalent for such Phantom Stock Units or RSUs, as the case may be. Dividend Equivalents under an RSU award shall be deemed to be additional RSUs, or otherwise, in the manner provided under the applicable RSU award.
     8. Phantom Fixed Income Account Interest Credits. As of the last day of each calendar month, the balance of the Phantom Fixed Income Account of each Participant determined as of the last day of the prior calendar month, shall be credited with interest equal to the last reported yield rate for such crediting month reported by the Vanguard Treasury Money Market Fund (reporting symbol VMPXX), or such successor or other fund designated by the Committee having substantially the same risk profile.
     9. Phantom Stock Unit Adjustments. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, the Committee shall make such adjustments in each Participant’s Phantom Stock Unit Account, including the number of Phantom Stock Units, as it deems to be equitable under the Plan in order fairly to give effect to such change and to the purpose and intent of the Plan.
     10. Redemption and Payment of Phantom Stock Units and Dividend Equivalents. A Participant’s Phantom Stock Unit Account shall be redeemed, within thirty (30) days after the Participant separates from service with the Company and all Affiliates (but shall be deemed available to the Participant on such separation date, for income tax purposes), or immediately upon a Change of Control, through a lump-sum cash payment or a lump sum distribution of shares of Stock of the Company, as the Participant elects prior to such distribution, in an amount equal to the sum of:
          (a) In the case of a distribution in cash, the product of (i) the number of Phantom Stock Units properly credited to the Participant’s Phantom Stock Unit Account on the last day prior to the date that the Participant separates from service with the Company or the date of the Change of Control, multiplied by (ii) the Value per Phantom Stock Unit on such date; or
          (b) In the case of a distribution in Stock, a number of whole shares of Stock equal to the number of whole Phantom Stock Units, and any fractional Phantom Stock Unit shall be paid in cash in the manner set forth in Section 10(a). Any distribution in Stock under this Section 10(b) shall be deemed to be a payment of an award of RSUs out of authorized shares of Stock under the LTIP. Anything to the contrary herein notwithstanding, the Participant shall not receive a distribution under this Section 10(b), and shall instead receive a distribution under Section 10(a) to the extent that there shall not be sufficient shares of Stock available for distribution under the LTIP or such distribution in Stock otherwise is prohibited under the LTIP.

     For purposes of this Section 10 as well as Section 11 and Section 12 of the Plan, a “separation from service” shall have the meaning defined under Treasury Regulation Section 1.409A-1(h)(2) which shall occur upon the Participant’s cessation of service as a Board member, provided such cessation constitutes a good faith termination of the Participant’s contractual relationship with the Company (and all Affiliates) and the Participant and the Company reasonably do not anticipate that the Participant will renew a contractual relationship for the Participant to provide further services to the Company (or to any Affiliate) in any capacity (whether in employment or as an independent contractor). An “Affiliate” is any member of the controlled group of companies, under section 414(b), (c) or (m) of the Code, that includes the Company.
     11. Payment of Phantom Fixed Income Account. A Participant’s Phantom Fixed Income Account shall be paid to the Participant within thirty (30) days after the date that the Participant separates from service with the Company and all Affiliates (but shall be deemed available to the Participant on such separation date, for income tax purposes), or immediately upon a Change of Control, in a lump sum cash payment equal to the value of that Account on the date of such cessation or Change of Control, together with an amount of Phantom Fixed Income Account interest credits in the manner provided under Section 8 for the period since the immediately preceding valuation date through the date of such separation or Change of Control.
     12. Payment of RSUs and Dividend Equivalents.
          (a) A Participant’s RSU awards (including Dividend Equivalents credited as additional RSUs under such awards) shall be paid to the Participant, in the manner set forth in the applicable RSU award agreement, within thirty (30) days after the Participant separates from service as a member of the Board (but shall be deemed available to the Participant on such separation date, for income tax purposes), or immediately upon a Change of Control.
          (b) Except as provided in this Plan, the terms and conditions of the LTIP and the award agreement under which such RSUs were granted shall govern. Subject to Section 27 hereof, in the event of any inconsistency between (i) the LTIP and such RSU award agreement and (ii) this Plan, the LTIP and RSU award agreement shall govern.
     13. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to receive any amounts payable under the Plan after his death, and may change such designation from time to time, by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of such Participant.
     14. Discretion of Company and Committee. Any decision made or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Committee and shall be conclusive and binding upon all persons.

     15. Absence of Liability. No member of the Board, officer or any other employee of the Company or any subsidiary of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other Board member or by any other officer, agent or employee or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.
     16. No Segregation of Cash or Shares. The Company shall not be required to segregate any cash, or any shares of Stock in connection with any Phantom Stock Units or RSUs, credited under the Plan or any other investments in connection with the Phantom Fixed Income Accounts. No interest shall be allowable or payable at any time with respect to any Phantom Stock Units or RSUs.
     17. No Rights as a Shareholder. No Participant shall have voting or any other rights or privileges of a shareholder of Stock by reason of the crediting of Phantom Stock Units or RSUs under the Plan.
     18. Company Not Trustee. The Company shall not, by virtue of any provisions of the Plan, be deemed to be a trustee of any Stock or any other property.
     19. No Property Interest. The crediting of Phantom Stock Units or RSUs or of any amounts to the Phantom Fixed Income Account under the Plan shall not create any property interest for a Participant, and the liabilities of the Company to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contractual redemption obligations as arise under the Plan and, as applicable, RSU award agreement, when a Participant separates from service with the Company and all Affiliates or there occurs a Change of Control. No such obligation of the Company shall be deemed to be secured by any pledge of or other encumbrance on any property of the Company.
     20. No Security. Amounts payable under the Plan shall at all times be subject to the claims of the Company’s general creditors. There shall be no posting of a bond, promissory note or any other safeguard to assure that the Participant will be paid. The sole security for payment under the terms of the Plan is the Company’s promise to pay.
     21. Assignments and Transfers. The rights and interests of a Participant under the Plan may not be assigned, encumbered, pledged or transferred except, in the event of the death of a Participant, to his designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. Any such attempted action shall be void, and no such interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. If any Participant shall become bankrupt or shall attempt to assign, encumber, pledge or transfer any interest in the Plan, then the Board in its discretion may hold or apply such interest or any part thereof to or for the benefit of such Participant or his designated beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Board may consider proper.
     22. Director Status. The Plan does not, and will not, give any Participant the right to continue as a Director of the Company, nor will the Plan confer any right to any benefit under the Plan unless such right has specifically accrued under the terms of the Plan.
     23. Gender and Number. In construing the Plan, where the context makes it appropriate, words in any gender shall be deemed to include any other gender, words in the singular shall be deemed to include the plural, and words in the plural shall be deemed to include the singular.
     24. Illinois Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Illinois.
     25. Amendment, Suspension or Termination of the Plan. The Board may from time to time amend, suspend or terminate in whole or in part (and if suspended or terminated may reinstate) any or all of the provisions of the Plan. Except to the extent necessary to conform to the laws or regulations or the extent permitted by any applicable law and regulation, neither the termination nor any suspension or amendment of the Plan shall operate either directly or indirectly to (i) without the consent of the Participant no amendment, impair any non-forfeitable right of a Participant or beneficiary to any Phantom Stock Unit or other Account previously credited to the Participant pursuant to the Plan or any RSU previously awarded pursuant to the LTIP as constituted at the time of termination, suspension or amendment or (ii) accelerate the payment of any amount from the date on which such amount otherwise is payable hereunder except as permitted pursuant to Treasury Regulation Section 1.409A-3(j).
     26. Withholding Tax. The Company shall have the right to deduct from any cash payment to be made to any Participant, his designated beneficiary or his estate any taxes required by law to be withheld with respect thereto.
     27. Section 409A. Anything in this Plan to the contrary notwithstanding, no amount shall be deferred by, and no amount deferred shall be distributed to, a Participant unless such deferral or distribution shall in all respects comply with section 409A of the Code. To the extent applicable, anything in the Plan to the contrary notwithstanding, at no time shall any asset of the Company or any Affiliate be restricted, set aside, reserved or transferred in trust for the benefit of (i) any Participant under the Plan, as a result of a change in the financial health of the Company or any Affiliate, or a Participant that was an applicable covered employee (to the extent applicable under section 409A(b)(3)(A)(i) of the Code) or non-employee Participant at any time during a restricted period respecting any tax-qualified defined benefit plan sponsored by the Company or any Affiliate (other than a multi-employer defined benefit plan for employees covered by a collective bargaining agreement with the Company or any Affiliate). For such purpose, “applicable covered employee” and “restricted period” shall have the meanings set forth in section 409A(b)(3) of the Code.
     28. Effective Date. The Plan is hereby amended and fully restated effective January 1, 2008 (“Effective Date” ) for the specific purpose of compliance with section 409A of the Code. This amendment and restatement shall govern (a) all Accounts and

RSUs (and Dividend Equivalents thereon) under the Plan that had not been distributed prior to the Effective Date and (b) all deferrals of compensation, and Dividend Equivalents, interest credits and Phantom Stock Unit adjustments thereon, commencing on the Effective Date. The Plan as in effect prior to January 1, 2008 shall, through December 31, 2007, govern all deferrals and all distributions of deferrals subject to the Company’s good faith compliance with section 409A of the Code and the effective guidance issued by the Internal Revenue Service and the U.S. Treasury thereunder to the extent applicable.

ATTACHMENT A
CHANGE OF CONTROL OF THE COMPANY
     For such purpose, a “Change of Control” means the first to occur of:
          (a) Any person or group of persons (for which purpose in this Attachment A shall have the meaning as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act” )) becomes over a 12-month period the owner of 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities” ) of the Company, excluding, however, any acquisition of Voting Securities: (1) directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) by the Company or a subsidiary of the Company, or (3) by an employee benefit plan (or related trust) sponsored or maintained by the Company or entity controlled by the Company;
          (b) Individuals who constitute the Board cease for any reason, during any 12-month period, to constitute at least a majority of the Board, provided that any individual becoming, during any such 12-month period, a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of such majority of the Board;
          (c) The Company shall be merged or consolidated with another corporation or entity, or a Voting Securities of the Company are acquired in which, as a result thereof, any one person or group of persons acquires ownership of more than 50% of the combined Voting Securities of the Company or the surviving or resulting corporation or entity immediately thereafter, as the case may be, (including any Voting Securities in the Company previously acquired and then held by such person or persons), unless (1) such person or persons previously acquired Voting Securities resulting in a Change of Control pursuant to Paragraph (a) of this Attachment A or (2) the stockholders of the Company immediately prior thereto own at least 50% of the combined Voting Securities of the Company or the surviving or resulting corporation or entity, as the case may be, immediately thereafter; or
          (d) In any transaction, or series of transactions during a 12-month period, any person purchases or otherwise acquires assets of the Company having a gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Company’s assets immediately prior to such transaction (or immediately prior to the first in such series of transactions). For the purpose of this Paragraph (d), any transaction with a related person (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(B) shall be disregarded.
The foregoing determination of a “Change of Control” of the Company shall be made with due regard for the rules governing attribution of stock ownership under section 318(a) of the Code and the owner of all outstanding vested options shall be regarded as an owner of shares of Voting Securities underlying such option.